EXHIBIT 99.4

STAR/IRT Merger Announcement: Broker Dealer and Financial Professional Email

Dear Valued Partner:

We are excited to share that on July 26, 2021, Steadfast Apartment REIT, Inc. (referred to herein as
“STAR”, “we” or the “Company”,) announced [link to press release] that it has entered into a merger agreement with Independence Realty Trust, Inc. (NYSE: IRT) pursuant to which STAR will merge into IRT with IRT surviving as the continuing public company.

The combined company will have a market capitalization of approximately $4 billion and will create a publicly traded multifamily REIT comprised of two high-quality portfolios with complementary geographic footprints in the highly desirable Sunbelt region. We believe the combination will provide enhanced capabilities to deliver superior value to all our stakeholders, including our valued partners, while providing an opportunity for STAR stockholders to sell their IRT common stock on the open market should they so choose.

We expect the transactions to close in the fourth quarter of 2021, subject to certain closing conditions, including the approval of the respective mergers by STAR and IRT stockholders

We know you may have questions about today’s announcement, so we have provided answers to some of the anticipated questions below. Please feel free to contact our Investor Relations team at
InvestorRelations@SteadfastREIT.com with additional questions.

Q. Why are the REITs merging?
•The REITs’ portfolios are highly complementary, and we believe this strategic merger will allow each company’s stockholders to participate in the upside of a larger, stronger combined company.
•We believe the combination of IRT and STAR will create a stronger and more competitive operating platform through the integration of best practices from both companies. The enhancements and synergies are expected to generate approximately $20 million of annual corporate expense savings and $8 million in annual operating synergies.
•The combined company will maintain its multifamily focus with an emphasis on value-add Class B apartments that continue to demonstrate strong resident demand throughout all points of economic and real estate cycles.
•If the mergers were to occur today, the combined company’s portfolio would consist of 131 properties in 16 states with a high average effective rent, stable portfolio occupancy rate and significant opportunities for organic growth.
•Importantly, through this transaction, the portfolio will have improved concentration in the high growth Sunbelt region, which is benefiting from strong population migration and employment growth trends.
•The transaction is expected to be immediately accretive to IRT’s core FFO per share and provide the combined company with an attractive growth profile. Further, the transaction allows IRT to maintain one of the lowest payout ratios amongst peers.
•The combined company will have robust embedded value-add growth opportunities through
IRT’s proven value-add program that has generated an historical weighted average return on investment in excess of 17%. The continued execution of this expanded redevelopment opportunity is expected to enable IRT to deliver greater NOI and earnings growth over time.

Q. What are the specific terms of the merger?
•The proposed merger is a “stock-for-stock” transaction, pursuant to which STAR stockholders would receive 0.905 shares of IRT stock for each STAR share.
•STAR and IRT stockholders will each have an opportunity to vote on the merger. If the majority of each REIT’s outstanding shares vote in favor of the merger, the REITs will merge.
•Pro forma ownership of approximately 50% for IRT’s stockholders and approximately 50% for STAR’s stockholders.
•The transaction is expected to be a non-taxable event for STAR stockholders.
•STAR will continue to operate as a public, non-traded REIT throughout the merger process.

Q. Will STAR stockholders be subject to a lock-up before they can trade their IRT stock?
•Upon completion of the merger, STAR stockholders will be able to trade their IRT stock on the New York Stock Exchange.

Q. How will the combined company be managed going forward?
•IRT’s management team will continue to lead the combined company. Ella Neyland, STAR’s
President and CFO, will become Chief Operating Officer at the combined company.
•Rod Emery will cease his involvement with STAR.
•IRT’s Board will be expanded to 10 directors, including 5 directors from IRT and 5 directors from
STAR.

Q. What happens next?
•In the coming weeks, we will file a preliminary proxy statement with the SEC. This document will contain detailed information about the transaction and will be available to the public.
•Once any SEC review is completed, a “definitive proxy statement” will be filed with the SEC and mailed to stockholders of both companies.
•Following the mailing, STAR and IRT will hold separate meetings to allow each company’s stockholders to vote on the transaction.
•If a majority of the shares outstanding of each company vote for the merger and adopt the merger agreement, once all other closing conditions are met, the transaction can be closed.
•All involved parties are working diligently to send stockholders the proxy statement/prospectus in the fourth quarter and have the merger completed by year-end.

Q. What are the details of the proposed mergers?
•Complete details will be included in the proxy statement/prospectus.

Q. How will the merger affect distributions stockholders receive?
•There is no proposed change to the monthly distributions that stockholders receive during the merger process, which are currently $0.525 per share annually.
•IRT currently pays quarterly dividends of $0.48 per share annually.
•In connection with the pending merger, STAR’s board of directors (the “Board”) determined to suspend STAR’s DRIP, effective after the distribution payment date on or about August 1, 2021. All distributions on or after the August 1, 2021 distribution payment date will be paid in cash. Further, the distribution reinvestment plan would terminate at the time the merger closes.

Q. How do the proposed mergers affect the share repurchase programs?
•In connection with the pending merger, STAR’s Board also determined to suspend STAR’s share repurchase plan effective after the second quarter redemption date on or about July 31, 2021. The current terms of the share repurchase plan limits repurchase to qualified death and disability requests. Further, the share repurchase plan would terminate at the time the merger closes.

Q. How will STAR be communicating with stockholders regarding these announcements?
•A stockholder letter [link to letter] regarding the merger agreements will be sent in the coming days.
Stockholders will be sent the proxy materials directly from the Company, but we will plan to send a communication alerting you to the timing, once it is known.

Cautionary Statement Regarding Forward-Looking Statements
The information herein contains “forward-looking statements” within the meaning of Section 27A of the Securities
Act and Section 21E of the Exchange Act. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which STAR and IRT operate and beliefs of and assumptions made by STAR and IRT management, involve uncertainties that could significantly affect the financial results of STAR or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include,but are not limited to certain actions to be taken by STAR and IRT in connection with the closing of the merger and anticipated benefits of the merger. All statements that address financial and operating performance, events or developments that STAR expects or anticipates will occur or be achieved in the future are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although STAR and IRT believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, neither STAR and IRT can give any assurances that such expectations will be attained. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: STAR’s and IRT’s ability to complete the merger on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and lender consents and satisfaction of other closing conditions to consummate the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; risks related to diverting the attention of STAR and IRT management from ongoing business operations; failure to realize the expected benefits of the merger; significant transaction costs and/or unknown or inestimable liabilities; the risk of stockholder litigation in connection with the proposed merger, including resulting expense or delay; the risk that STAR’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following completion of the merger; effects relating to the announcement of the merger or any further announcements or the consummation of the merger on the market price of IRT common stock; the possibility that, if IRT does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of IRT common stock could decline; the value of STAR could decline; general adverse economic and local real estate conditions; the inability of residents to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; local real estate conditions; adverse changes in financial markets that result in increases in interest rates and reduced availability and increased costs of capital; increases in operating costs and real estate taxes; changes in the dividend policy for IRT common stock or IRT’s ability to pay dividends; changes in the distribution policy for STAR or STAR's ability to pay distributions; impairment charges; unanticipated changes in IRT’s intention or ability to prepay certain debt prior to maturity; pandemics or other health crises, such as coronavirus disease 2019

(COVID-19); and other risks and uncertainties affecting STAR and IRT, including those described from time to time under the caption “Risk Factors” and elsewhere in STAR’s and IRT’s SEC filings and reports, including IRT’s Annual Report on Form 10-K for the year ended December 31, 2020, STAR’s Annual Report on Form 10-K for the year ended December 31, 2020, and future filings and reports by either company. Moreover, other risks and uncertainties of which STAR and IRT are not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by STAR and IRT on their respective websites or otherwise. Neither STAR nor IRT undertakes any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.
Additional Information and Where to Find It
This communication relates to a proposed merger transaction pursuant to the terms of the Merger Agreement. In connection with the proposed merger transaction, IRT will file with the SEC a registration statement on Form S-4 to register the shares of IRT Common Stock to be issued in connection with the proposed merger transaction. The registration statement will include a joint proxy statement/prospectus which will be sent to the stockholders of the Company and the stockholders of IRT. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document the Company and/or IRT may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND IRT ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by IRT and/or the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at http://www.steadfastliving.com or by contacting the Company’s Investor Relations Department by phone at +1-888-223-9951. Copies of the documents filed with the SEC by IRT will be available free of charge on IRT’s internet website at http://www.irtliving.com or by contacting IRT’s Investor Relations Department by email at IRT@edelman.com or by phone at +1-917-365-7979.
Participants in Solicitation
The Company, IRT, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 12, 2021, and in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on June 14, 2021. Information about the directors and executive officers of IRT is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 18, 2021, and its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 29, 2021. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.